Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-156453) of Mobile Mini, Inc.,

(2)	Registration Statement (Form S-3 No. 333-158829) of Mobile Mini, Inc.,

(3)	Registration Statement (Form S-8 No. 333-41495) pertaining to the Mobile Mini, Inc. Amended and Restated 1994 Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-86495) pertaining to the Mobile Mini, Inc. Amended and Restated 1994 Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-43954) pertaining to the Mobile Mini, Inc. 1999 Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 333-65566) pertaining to the Mobile Mini, Inc. Amended and Restated 1999 Stock Option Plan,

(7)	Registration Statement (Form S-8 No. 333-107333) pertaining to the Mobile Mini, Inc. Amended and Restated 1999 Stock Options Plan,

(8)	Registration Statement (Form S-8 No. 333-136595) pertaining to the Mobile Mini, Inc. 2006 Equity Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-162871) pertaining to the Mobile Mini, Inc. 2006 Equity Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-188513) pertaining to the Mobile Mini, Inc. 2006 Equity Incentive Plan,

(11)	Registration Statement (Form S-8 No. 333-194053) pertaining to the Mobile Mini, Inc. 2006 Equity Incentive Plan; and

of our report dated March 1, 2013, except for Note 17 (Discontinued Operation), as to which the date is February 14, 2014, with respect to the consolidated financial statements of Mobile Mini, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/    Ernst & Young LLP

Phoenix, Arizona

February 27, 2015